UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

HER IMPORTS

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53810

Nevada	30-0802599
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

8250 W. Charleston Blvd., Suite 110, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

702-544-0195

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On July 31, 2017, Her Imports, a Nevada corporation (the “Company”), appointed Ms. Tolanda Shorter (aka Tippi Shorter), age 44, as President of the Company.

On that date, she entered into a two-year Employment Agreement (the “Agreement”). Under the Agreement, Ms. Shorter is receiving a base salary of $180,000 per year. The Company also paid her a one-time signing bonus of $30,000 upon signing of the Agreement. She is eligible to receive annual discretionary bonuses under the Agreement. In addition, Ms. Shorter was granted 100,000 two-year stock options exercisable at $1.00 per share on September 5, 2017.

For the past five years, Ms. Shorter has been an independent celebrity hairstylist, global artistic director and on-air beauty expert. In February 2017, she was appointed Vice President, Product Development and Marketing of the Company. From 2013 to 2017 Ms. Shorter also served, on a part-time basis, as Global Artistic Director for Textured Hair, Worldwide Prestige Hair Care Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Her Imports Registrant

Date: September 18, 2017	By:	/s/ Barry Hall
	Name:	Barry Hall
	Title:	Chief Executive Officer

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